SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2003

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-18222	87-0432572
(Commission file number)	(I.R.S. Employer Identification No.)

1840 Coral Way, Suite 101, Miami, Florida	33145
(Address of principal executive offices)	(Zip code)

(305) 858-9480

(Registrant’s telephone number, including area code)

Item 5: Other Events.

On October 9, 2003, Rica Foods, Inc. (the “Company”) issued a press release announcing a restructuring of a significant amount of its indebtedness. A copy of such press release is attached, and incorporated herein by reference, as Exhibit 99.1.

Item 7. Exhibits

10.15 Trust Agreement, dated September 22, 2003, by and between Corporacion Pipasa, S.A. and Corporacion As de Oros, S.A., as Trustors, Consultores Financieros Cofin Sociedad Anonima, as Trustee and various of the Company’s lenders (translated from Spanish).

99.1 Press Release dated October 9, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2003

RICA FOODS, INC.

By:	/s/ Calixto Chaves
Name:	Calixto Chaves
Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.15	Trust Agreement, dated September 22, 2003, by and between Corporacion Pipasa, S.A. and Corporacion As de Oros, S.A., as Trustors, Consultores Financieros Cofin Sociedad Anonima, as Trustee and various of the Company’s lenders (translated from Spanish).

99.1	Press Release dated October 9, 2003.